UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 3, 2010
Date of report (Date of earliest event reported)

Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 3, 2010, Valmont Industries, Inc. (the “Company”) entered into a Senior Unsecured Bridge Credit Agreement (the “Bridge Agreement”) with Bank of America, N.A., as Administrative Agent, the other lenders party thereto and Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers. The Company expects to use borrowings under the Bridge Agreement, or, if available, proceeds from alternative finance sources, to finance a portion of the previously announced proposed acquisition of the issued and to be issued ordinary share capital of Delta plc, a public limited company incorporated in Great Britain and listed on the London Stock Exchange.

The Bridge Agreement provides for a $200 million senior unsecured term loan facility that matures 364 days following the initial borrowing thereunder.  The obligations of the Company under the Bridge Agreement are guaranteed by its wholly-owned subsidiaries PiRod, Inc., Valmont Coatings, Inc., Valmont Newmark, Inc., Valmont Queensland Pty Ltd. and Valmont Group Pty Ltd.  Borrowings under the Bridge Agreement will bear interest, payable quarterly or, if earlier, at the end of any interest period, at the Company’s option, at either:

(a)	LIBOR (based on 1, 2, 3 or 6 month interest periods, as selected by the Company) plus 325 basis points; or

(b)           the higher of

the higher of (i) the prime lending rate and (ii) the Federal Funds rate plus 50 basis points plus, in each case, 225 basis points, and
LIBOR (based on a 1 week interest period) plus 225 basis points.

The above interest rates will increase 50 basis points 90 days after the initial borrowing under the Bridge Agreement and, 120 days after such initial borrowing, interest will accrue at 12.00% per annum.

The Bridge Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, among others, limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers and acquisitions, dispositions of assets, investments, restricted payments, transactions with affiliates and prepayments of indebtedness.  The Bridge Agreement also contains customary financial covenants and events of default (with customary grace periods, as applicable) and requires prepayment of borrowings with the net cash proceeds received from certain asset sales and debt and equity issuances.

Some of the lenders under the Bridge Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including existing lending arrangements, cash management, investment banking and advisory services and foreign currency exchange and commodity price risk management arrangements.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

This report contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on assumptions that management has made in light of experience in the industries in which the Company operates, as well as management’s perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances.  As you read and consider this report, you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions.  Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements.  These factors include among other things, risk factors described from time to time in the Company’s reports to the Securities and Exchange Commission, as well as future economic and market circumstances, industry conditions, company performance and financial results, operating efficiencies, availability and price of raw material, availability and market acceptance of new products, product pricing, domestic and international competitive environments, and actions and policy changes of domestic and foreign governments.  The Company cautions that any forward-looking statement included in this report is made as of the date of this report and the Company does not undertake to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:  March 9, 2010

By: /s/ Terry J. McClain
Name: Terry J. McClain
Title: Senior Vice President and
Chief Financial Officer